Exhibit 10.3

                                 Default Notice


                                                                November 5, 2003

VIA FACSIMILE TRANSMISSION Fax 631-254-2136
FEDEX OVERNIGHT MAIL
CERTIFIED MAIL:  RRR

Robert Rubin, individually
And as President, CEO and Chairman of
American United Global, Inc.
25 Highland Blvd.
Dix Hills, New York  11756

              Re: Default under Closing Agreement dated June 16, 2003 Default under Standstill Agreement dated October 23, 2003

Dear Bob:

     Reference is made to that certain Closing Agreement dated as of June 16, 2003 (the "Closing Agreement"), among American United Global, Inc. ("AUGI"), Tracy Landow, Redwood Investments Associates, L.P. a Delaware limited partnership (Redwood), myself and others and a standstill Agreement dated October 23, 2003 between AUGI, Tracy Landow, Redwood and myself. Capitalized terms not otherwise defined in this letter shall have the meanings assigned to such terms in the Closing Agreement.

     The outstanding principal balance of the Landow Note exceeded $1,000,000 on October 17, 2003 constituting a Default Event under the Closing Agreement, which provides that in such event the Sale of NYMI may be requested by me. Under the Standstill Agreement, I agreed not to request the Sale of NYMI until 5:01 PM EST on October 31, 2003 at which time all Payment Events would have been required to be consummated.

     Let this letter serve as notice that a Default Event existed on October 31, 2003 at 5:01 PM EST and continues. I hereby exercise my rights under Section 4 of the Closing Agreement to request the Sale of NYMI. This letter is not intended and should not be construed as a waiver of any of my rights and entitlements as otherwise provided for in the Closing Agreement and the Standstill Agreement.

                                                      Sincerely yours,


                                                      /s/ Jonathan S. Landow
                                                      Jonathan S. Landow, M.D.
                                                      President and CEO
                                                      New York Medical, Inc.


cc:      Steven Weiss, Esq.
         Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
         Fax 212 980-5192